                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of American General Hospitality Corporation in Form S-8 (File No. 333-08845) and on Form S-8 (File No. 333-08841) of our report dated June 16, 1997, except for Note 7, as to which the date is June 25, 1997, on our audit of the combined financial statements and financial statement schedule of the MUI Acquisition Hotels as of December 31, 1996, which report is included in this Form 8-K/A.


                                           Coopers & Lybrand L.L.P.


Dallas, Texas
August 4, 1997